Exhibit 99.1

BankAtlantic Agrees to Sell its 19 Tampa Branches to PNC Bank

FORT LAUDERDALE, Florida – January 31, 2011 — BankAtlantic Bancorp, Inc. (NYSE: BBX), the parent company of BankAtlantic, today announced BankAtlantic has entered into an agreement for the sale of its Tampa – St. Petersburg franchise to PNC Bank, N.A., part of The PNC Financial Services Group Inc. (NYSE: PNC). BankAtlantic had previously announced on August 4, 2010 that it intended to concentrate its efforts in South Florida, its core market, and was beginning to seek buyers for its Tampa operations. The sale of the Tampa locations will allow BankAtlantic to focus its efforts on its primary footprint, consisting of 79 branches, in Southeast Florida.

Under the agreement, BankAtlantic has agreed to sell its 19 branches and 2 related facilities in the Tampa – St. Petersburg area and the associated deposits (approximately $350 million), to PNC. PNC has agreed to pay a premium for the deposits assumed by PNC in the transaction plus the net book value of the acquired real estate and fixed assets associated with the branches and facilities. The transaction is anticipated to close during June 2011 and is subject to regulatory approvals and other customary terms and conditions. For additional information on this transaction, refer to BankAtlantic Bancorp’s Form 8K filed with the Securities and Exchange Commission on Monday, January 31, 2011.

The 19 affected branches will operate normally through completion of the transaction. Customer ATM cards, checks and accounts will function as usual. Customers of these branches need not take any action at this time. They will be contacted by PNC prior to the branch transfer.

About BankAtlantic Bancorp:

BankAtlantic Bancorp (NYSE: BBX) is a bank holding company and the parent company of BankAtlantic.

About BankAtlantic: BankAtlantic, Florida’s Most Convenient Bank, is one of the largest financial institutions headquartered in Florida. BankAtlantic was rated as having the “Highest in Customer Satisfaction in Florida for Retail Banking” based on the J.D. Power and Associates 2010 Retail Banking Satisfaction Study™. Via its broad network of community branches and conveniently located ATMs, BankAtlantic provides a full line of personal, small business and commercial banking products and services. BankAtlantic is open 7 days a week and offers extended weekday hours, Online Banking & Bill Pay, a 7-Day Customer Service Center, Change Exchange coin counters, as well as retail and business checking accounts. Member FDIC.

For further information, please visit our websites:

www.BankAtlanticBancorp.com

www.BankAtlantic.com

To receive future BankAtlantic Bancorp news releases or announcements directly via Email, please click on the Email Broadcast Sign Up button on our website: www.BankAtlanticBancorp.com.

BankAtlantic Bancorp Contact Info:

Leo Hinkley, Investor and Media Relations Officer

Telephone: (954) 940-5300

Email: InvestorRelations@BankAtlanticBancorp.com

BankAtlantic, “Florida’s Most Convenient Bank,” Contact Info:

Media Relations:

Sharon Lyn, Vice President

Telephone: 954-940-6383, Fax: 954-940-5320

Email: CorpComm@BankAtlanticBancorp.com

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Except for historical information contained herein, the matters discussed in this press release contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that involve substantial risks and uncertainties. Actual results, performance, or achievements could differ materially from those contemplated, expressed, or implied by the forward-looking statements contained herein. These forward-looking statements are based largely on the expectations of BankAtlantic Bancorp, Inc. (“the Company”) and are subject to a number of risks and uncertainties that are subject to change based on factors which are, in many instances, beyond the Company’s control. These include, but are not limited to, risks and uncertainties associated with: the agreement to sell our Tampa branch operations will not be consummated pursuant to its terms, at the time anticipated or at all. Reference is also made to other risks and factors detailed in reports filed by the Company with the Securities and Exchange Commission. The Company cautions that the foregoing factors are not exclusive.

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